Earnings Release

Mastercard Incorporated Reports
Third-Quarter 2019 Financial Results

•	Third-quarter net income of $2.1 billion, or diluted earnings per share of $2.07

•	Third-quarter adjusted net income of $2.2 billion, or adjusted diluted earnings per share of $2.15

•	Third-quarter net revenue of $4.5 billion, an increase of 15%, or 16% on a currency-neutral basis

•	Third-quarter gross dollar volume up 14% and purchase volume up 15%

Purchase, NY - October 29, 2019 - Mastercard Incorporated (NYSE: MA) today announced financial results for the third-quarter 2019.

“We delivered another quarter of solid revenue and earnings growth as we execute on our strategy and invest for the long-term,” said Ajay Banga, Mastercard president and CEO. “We have recently expanded several key customer relationships, announced our Mastercard Track suite of B2B solutions and launched the faster, more secure click-to-pay online checkout experience. In addition, we are looking forward to enhancing our multi-rail reach and capabilities through the planned acquisition of Nets’ real-time payment and billing solutions.”

Quarterly Results

Summary of Third-Quarter Operating Results Amounts in billions ($), except per share data			Increase / (Decrease)
	Q3 2019	Q3 2018	Reported GAAP	Currency-neutral
Net revenue	$4.5	$3.9	15%	16%
Operating expenses	$1.8	$1.6	12%	14%
Operating income	$2.7	$2.3	16%	18%
Operating margin	59.4%	58.7%	0.8 ppt	0.9 ppt
Effective income tax rate	16.9%	16.1%	0.7 ppt	0.9 ppt
Net income	$2.1	$1.9	11%	13%
Diluted earnings per share	$2.07	$1.82	14%	16%

Summary of Key Third-Quarter Non-GAAP Results[1] Amounts in billions ($), except per share data			Increase / (Decrease)
	Q3 2019	Q3 2018	As adjusted	Currency-neutral
Net revenue	$4.5	$3.9	15%	16%
Adjusted operating expenses	$1.8	$1.6	15%	16%
Adjusted operating margin	59.4%	59.4%	—	0.1 ppt
Adjusted effective income tax rate [2]	16.8%	19.1%	(2.3) ppt	(2.2) ppt
Adjusted net income [2]	$2.2	$1.9	18%	20%
Adjusted diluted earnings per share [2]	$2.15	$1.78	21%	23%

1 The Summary of Key Non-GAAP Results excludes the impact of gains and losses on the company’s equity investments, special items as described on page 13 (“Third-Quarter Special Items”) and/or foreign currency. See page 13 for the company’s non-GAAP adjustments and the reconciliation to GAAP reported amounts.
2 For 2019 Mastercard updated its non-GAAP methodology to exclude the impact of gains and losses on the company’s equity investments. Prior year periods were not restated, as the impact of the change was de minimis.

-more-

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The following additional details are provided to aid in understanding Mastercard’s third-quarter 2019 results, versus the year-ago period:

•
Net revenue increased 15%, or 16% on a currency-neutral basis. This includes an approximately 1 percentage point increase due to acquisitions. The growth was driven by the impact of the following factors:

◦	An increase in switched transactions of 20%.

◦	An increase in cross-border volumes of 17% on a local currency basis.

◦	A 14% increase in gross dollar volume, on a local currency basis, to $1.7 trillion.

◦
An increase in other revenues of 33%, or 34% on a currency-neutral basis. This includes a 4 percentage point increase due to acquisitions. The remaining growth was driven primarily by the company’s Data & Services and Cyber & Intelligence solutions.

◦	These increases were partially offset by an increase in rebates and incentives, primarily due to new and renewed agreements and increased volumes.

•
Total operating expenses increased 12%, or 14% on a currency-neutral basis. Excluding the impact of Third-Quarter Special Items, adjusted operating expenses increased 15%, or 16% on a currency-neutral basis. This includes a 3 percentage point increase due to acquisitions. The remaining 13 percentage points of growth was primarily related to the company’s continued investment in strategic initiatives.

•
Other income (expense) was unfavorable $98 million versus the year-ago period, primarily due to net unrealized losses recorded on equity investments in the current period. Excluding these losses, adjusted other income (expense) remained relatively flat. This includes other nonrecurring gains of approximately $16 million partially offset by higher interest expense.

•
The effective tax rate for the third quarter of 2019 was 16.9%, versus 16.1% for the comparable period in 2018. The adjusted effective tax rate for the third quarter of 2019 was 16.8%, versus 19.1% for the comparable period in 2018, primarily attributable to a discrete tax benefit related to a favorable court ruling in 2019 and a more favorable geographic mix of earnings in the current period.

•	As of September 30, 2019, the company’s customers had issued 2.6 billion Mastercard and Maestro-branded cards.

Return of Capital to Shareholders

During the third quarter of 2019, Mastercard repurchased approximately 6.4 million shares at a cost of $1.8 billion and paid $335 million in dividends. Quarter-to-date through October 24, the company repurchased an additional 1.6 million shares at a cost of $449 million, which leaves $0.8 billion remaining under current repurchase program authorizations.

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Year-to-Date Results for the Nine Months Ended September 30, 2019

Summary of Year-to-Date Operating Results Amounts in billions ($), except per share data			Increase / (Decrease)
	YTD 2019	YTD 2018	Reported GAAP	Currency-neutral
Net revenue	$12.5	$11.1	12%	15%
Operating expenses	$5.2	$5.1	2%	4%
Operating income	$7.3	$6.0	20%	24%
Operating margin	58.3%	54.3%	4.0 ppt	4.3 ppt
Effective income tax rate	17.1%	17.2%	(0.1) ppt	0.1 ppt
Net income	$6.0	$5.0	21%	25%
Diluted earnings per share	$5.87	$4.73	24%	28%

Summary of Key Year-to-Date Non-GAAP Results[1] Amounts in billions ($), except per share data			Increase / (Decrease)
	YTD 2019	YTD 2018	As adjusted	Currency-neutral
Net revenue	$12.5	$11.1	12%	15%
Adjusted operating expenses	$5.2	$4.7	10%	12%
Adjusted operating margin	58.3%	57.6%	0.7 ppt	1.0 ppt
Adjusted effective income tax rate[2]	17.4%	18.5%	(1.2) ppt	(1.0) ppt
Adjusted net income[2]	$6.0	$5.2	15%	19%
Adjusted diluted earnings per share[2]	$5.81	$4.94	18%	21%

1 The Summary of Key Non-GAAP Results excludes the impact of gains and losses on the company’s equity investments, special items as described on page 14 (“Year-to-Date Special Items”) and/or foreign currency. See page 14 for the company’s non-GAAP adjustments and the reconciliation to GAAP reported amounts.
2 For 2019 Mastercard updated its non-GAAP methodology to exclude the impact of gains and losses on the company’s equity investments. Prior year periods were not restated, as the impact of the change was de minimis.

The following additional details are provided to aid in understanding Mastercard’s year-to-date 2019 results, versus the year-ago period:

•	Net revenue increased 12%, or 15% on a currency-neutral basis, driven by the impact of the following factors:

◦	An increase in switched transactions of 18%.

◦	An increase in cross-border volumes of 16% on a local currency basis.

◦	A 13% increase in gross dollar volume, on a local currency basis, to $4.7 trillion.

◦
An increase in other revenues of 23%, or 24% on a currency-neutral basis. This includes a 2 percentage point increase due to acquisitions. The remaining growth was driven primarily by the company’s Data & Services and Cyber & Intelligence solutions.

◦	These increases were partially offset by an increase in rebates and incentives, primarily due to new and renewed agreements and increased volumes.

•
Total operating expenses increased 2%, or 4% on a currency-neutral basis. Excluding the impact of Year-to-Date Special Items, adjusted operating expenses increased 10%, or 12% on a currency-neutral basis. This includes a 2 percentage point increase due to acquisitions. The remaining 10 percentage points of growth was primarily related to the company’s continued investment in strategic initiatives.

•
Other income (expense) was favorable $50 million versus the year-ago period, primarily due to net unrealized gains recorded on equity investments in the current period. Excluding these gains, adjusted other income

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(expense) remained relatively flat. This includes higher interest expense partially offset by other nonrecurring gains of approximately $16 million.

•
The effective tax rate for the first nine months of 2019 was 17.1%, versus 17.2% for the comparable period in 2018. The adjusted effective tax rate was 17.4%, versus 18.5% for the comparable period in 2018, primarily attributable to a discrete tax benefit related to a favorable court ruling in 2019 and a more favorable geographic mix of earnings in the current year.

Third-Quarter Financial Results Conference Call Details

At 9:00 a.m. ET today, the company will host a conference call to discuss its third-quarter 2019 results.

The dial-in information for this call is 833-236-5755 (within the U.S.) and 647-689-4183 (outside the U.S.). A replay of the call will be available for 30 days and can be accessed by dialing 800-585-8367 (within the U.S.) and 416-621-4642 (outside the U.S.), using passcode 3496343.

This call can also be accessed through the Investor Relations section of the company’s website at investor.mastercard.com. Presentation slides used on this call will also be available on the website.

Non-GAAP Financial Information

Mastercard discloses the following non-GAAP financial measures: adjusted operating expenses, adjusted operating margin, adjusted other income (expense), adjusted effective income tax rate, adjusted net income and adjusted diluted earnings per share (as well as related applicable growth rates versus the comparable period in the prior year). These non-GAAP financial measures exclude the impact of gains and losses on the company’s equity investments which includes mark-to-market fair value adjustments, impairments and gains and losses upon disposition, as well as the related tax impacts. These non-GAAP financial measures also exclude the impact of special items which represent litigation judgments and settlements and certain one-time items, as well as the related tax impacts. The company excluded these items because management evaluates the underlying operations and performance of the company separately from these recurring and nonrecurring items.
In addition, the company presents growth rates, including net revenue, adjusted for the impact of foreign currency, which is a non-GAAP financial measure. Currency-neutral growth rates are calculated by remeasuring the prior period’s results using the current period’s exchange rates for both the translational and transactional impacts on operating results. The impact of foreign currency translation represents the effect of translating operating results where the functional currency is different from the company’s U.S. dollar reporting currency. The impact of the transactional foreign currency represents the effect of converting revenue and expenses occurring in a currency other than the functional currency. The company believes the presentation of currency-neutral growth rates provides relevant information to understanding its operating results.
The company believes that the non-GAAP financial measures presented facilitate an understanding of operating performance and provide a meaningful comparison of its results between periods. The company’s management uses non-GAAP financial measures to, among other things, evaluate its ongoing operations in relation to historical results, for internal planning and forecasting purposes and in the calculation of performance-based compensation.
The company includes reconciliations of the requisite non-GAAP financial measures to the most directly comparable GAAP financial measures. The presentation of non-GAAP financial measures should not be

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considered in isolation or as a substitute for the company’s related financial results prepared in accordance with GAAP.

About Mastercard Incorporated

Mastercard (NYSE: MA), www.mastercard.com, is a technology company in the global payments industry.  Our global payments processing network connects consumers, financial institutions, merchants, governments and businesses in more than 210 countries and territories.  Mastercard products and solutions make everyday commerce activities - such as shopping, traveling, running a business and managing finances - easier, more secure and more efficient for everyone.  Follow us on Twitter @MastercardNews, join the discussion on the Beyond the Transaction Blog and subscribe for the latest news on the Engagement Bureau.

Forward-Looking Statements

This press release contains forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts may be forward-looking statements. When used in this press release, the words “believe”, “expect”, “could”, “may”, “would”, “will”, “trend” and similar words are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements that relate to Mastercard’s future prospects, developments and business strategies. We caution you to not place undue reliance on these forward-looking statements, as they speak only as of the date they are made. Except for the company’s ongoing obligations under the U.S. federal securities laws, the company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events.

Many factors and uncertainties relating to our operations and business environment, all of which are difficult to predict and many of which are outside of our control, influence whether any forward-looking statements can or will be achieved. Any one of those factors could cause our actual results to differ materially from those expressed or implied in writing in any forward-looking statements made by Mastercard or on its behalf, including, but not limited to, the following factors:

•
regulation directly related to the payments industry (including regulatory, legislative and litigation activity with respect to interchange rates, surcharging and the extension of current regulatory activity to additional jurisdictions or products)

•	the impact of preferential or protective government actions

•	regulation of privacy, data protection, security and the digital economy

•
regulation that directly or indirectly applies to us based on our participation in the global payments industry (including anti-money laundering, counter terrorist financing, economic sanctions and anti-corruption; account-based payment systems; issuer practice regulation; and regulation of internet and digital transactions)

•	the impact of changes in tax laws, as well as regulations and interpretations of such laws or challenges to our tax positions

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•	potential or incurred liability and limitations on business related to any litigation or litigation settlements

•	the impact of competition in the global payments industry (including disintermediation and pricing pressure)

•	the challenges relating to rapid technological developments and changes

•	the challenges relating to operating real-time account-based payment system and to working with new customers and end users

•	the impact of information security incidents, account data breaches, fraudulent activity or service disruptions

•
issues related to our relationships with our financial institution customers (including loss of substantial business from significant customers, competitor relationships with our customers and banking industry consolidation)

•	the impact of our relationships with other stakeholders, including merchants and governments

•	exposure to loss or illiquidity due to our role as guarantor, as well as other contractual obligations

•	the impact of global economic, political, financial and societal events and conditions

•	reputational impact, including impact related to brand perception

•	the inability to attract, hire and retain a highly qualified and diverse workforce, or maintain our corporate culture

•	issues related to acquisition integration, strategic investments and entry into new businesses

•	issues related to our Class A common stock and corporate governance structure
For additional information on these and other factors that could cause the company’s actual results to differ materially from expected results, please see the company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended December 31, 2018 and any subsequent reports on Forms 10-Q and 8-K.

###

Contacts:
Investor Relations: Warren Kneeshaw or Gina Accordino, investor.relations@mastercard.com, 914-249-4565.
Media Relations: Seth Eisen, Seth.Eisen@mastercard.com, 914-249-3153.

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MASTERCARD INCORPORATED
CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(in millions, except per share data)
Net Revenue	$4,467	$3,898	$12,469	$11,143
Operating Expenses
General and administrative	1,448	1,268	4,184	3,774
Advertising and marketing	227	203	644	604
Depreciation and amortization	137	111	376	346
Provision for litigation	—	29	—	371
Total operating expenses	1,812	1,611	5,204	5,095
Operating income	2,655	2,287	7,265	6,048
Other Income (Expense)
Investment income	26	31	77	79
Gains (losses) on equity investments, net	(100)	—	48	—
Interest expense	(63)	(48)	(160)	(139)
Other income (expense), net	16	(6)	26	1
Total other income (expense)	(121)	(23)	(9)	(59)
Income before income taxes	2,534	2,264	7,256	5,989
Income tax expense	426	365	1,238	1,029
Net Income	$2,108	$1,899	$6,018	$4,960

Basic Earnings per Share	$2.08	$1.83	$5.90	$4.75
Basic weighted-average shares outstanding	1,013	1,037	1,020	1,044
Diluted Earnings per Share	$2.07	$1.82	$5.87	$4.73
Diluted weighted-average shares outstanding	1,019	1,043	1,025	1,050

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MASTERCARD INCORPORATED
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	September 30, 2019	December 31, 2018
	(in millions, except per share data)
ASSETS
Cash and cash equivalents	$5,101	$6,682
Restricted cash for litigation settlement	666	553
Investments	751	1,696
Accounts receivable	2,500	2,276
Settlement due from customers	2,723	2,452
Restricted security deposits held for customers	1,173	1,080
Prepaid expenses and other current assets	1,933	1,432
Total Current Assets	14,847	16,171
Property, equipment and right-of-use assets, net of accumulated depreciation of $1,020 and $847, respectively	1,492	921
Deferred income taxes	518	570
Goodwill	3,724	2,904
Other intangible assets, net of accumulated amortization of $1,253 and $1,175, respectively	1,310	991
Other assets	4,090	3,303
Total Assets	$25,981	$24,860
LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND EQUITY
Accounts payable	$505	$537
Settlement due to customers	2,158	2,189
Restricted security deposits held for customers	1,173	1,080
Accrued litigation	938	1,591
Accrued expenses	4,985	4,747
Current portion of long-term debt	—	500
Other current liabilities	955	949
Total Current Liabilities	10,714	11,593
Long-term debt	7,735	5,834
Deferred income taxes	97	67
Other liabilities	2,386	1,877
Total Liabilities	20,932	19,371

Commitments and Contingencies

Redeemable Non-controlling Interests	74	71

Stockholders’ Equity
Class A common stock, $0.0001 par value; authorized 3,000 shares, 1,390 and 1,387 shares issued and 999 and 1,019 outstanding, respectively	—	—
Class B common stock, $0.0001 par value; authorized 1,200 shares, 11 and 12 issued and outstanding, respectively	—	—
Additional paid-in-capital	4,725	4,580
Class A treasury stock, at cost, 391 and 368 shares, respectively	(31,207)	(25,750)
Retained earnings	32,289	27,283
Accumulated other comprehensive income (loss)	(858)	(718)
Total Stockholders’ Equity	4,949	5,395
Non-controlling interests	26	23
Total Equity	4,975	5,418
Total Liabilities, Redeemable Non-controlling Interests and Equity	$25,981	$24,860

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MASTERCARD INCORPORATED
CONSOLIDATED STATEMENT OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended September 30,
	2019	2018
	(in millions)
Operating Activities
Net income	$6,018	$4,960
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of customer and merchant incentives	878	885
Depreciation and amortization	376	346
(Gains) losses on equity investments, net	(48)	—
Share-based compensation	207	153
Deferred income taxes	14	(209)
Other	21	11
Changes in operating assets and liabilities:
Accounts receivable	(278)	(317)
Settlement due from customers	(171)	39
Prepaid expenses	(1,440)	(1,174)
Accrued litigation and legal settlements	(637)	202
Restricted security deposits held for customers	93	(51)
Accounts payable	(36)	(44)
Settlement due to customers	(77)	(186)
Accrued expenses	266	461
Net change in other assets and liabilities	17	(185)
Net cash provided by operating activities	5,203	4,891
Investing Activities
Purchases of investment securities available-for-sale	(549)	(953)
Purchases of investments held-to-maturity	(167)	(400)
Proceeds from sales of investment securities available-for-sale	1,003	491
Proceeds from maturities of investment securities available-for-sale	305	291
Proceeds from maturities of investments held-to-maturity	334	762
Purchases of property and equipment	(306)	(255)
Capitalized software	(237)	(126)
Purchases of equity investments	(391)	(32)
Acquisition of businesses, net of cash acquired	(1,170)	—
Other investing activities	(2)	(15)
Net cash used in investing activities	(1,180)	(237)
Financing Activities
Purchases of treasury stock	(5,503)	(4,045)
Dividends paid	(1,012)	(785)
Proceeds from debt	1,980	991
Payment of debt	(500)	—
Contingent consideration paid	(199)	—
Tax withholdings related to share-based payments	(161)	(79)
Cash proceeds from exercise of stock options	107	92
Other financing activities	3	(7)
Net cash used in financing activities	(5,285)	(3,833)
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	(103)	65
Net (decrease) increase in cash, cash equivalents, restricted cash and restricted cash equivalents	(1,365)	886
Cash, cash equivalents, restricted cash and restricted cash equivalents - beginning of period	8,337	7,592
Cash, cash equivalents, restricted cash and restricted cash equivalents - end of period	$6,972	$8,478

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MASTERCARD INCORPORATED OPERATING PERFORMANCE

	For the 3 Months Ended September 30, 2019
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$491	9.9%	12.0%	$327	10.2%	6,539	19.3%	$164	15.8%	1,735	831
Canada	47	7.7%	8.8%	45	9.3%	748	14.9%	2	(4.2)%	6	62
Europe	507	15.7%	19.4%	338	21.3%	10,225	31.4%	169	15.9%	1,194	584
Latin America	114	14.6%	18.4%	74	23.2%	2,946	28.1%	39	10.4%	302	202
Worldwide less United States	1,158	12.7%	15.6%	784	15.9%	20,458	26.2%	374	15.2%	3,237	1,680
United States	494	11.7%	11.7%	433	12.7%	7,754	11.9%	60	5.1%	340	465
Worldwide	1,652	12.4%	14.4%	1,218	14.7%	28,212	21.9%	434	13.6%	3,576	2,145
Mastercard Credit and Charge Programs
Worldwide less United States	577	8.0%	11.0%	536	11.2%	10,161	20.6%	41	8.4%	190	686
United States	245	14.9%	14.9%	235	14.7%	2,691	15.9%	10	20.0%	10	240
Worldwide	822	9.9%	12.2%	770	12.3%	12,852	19.6%	52	10.5%	200	926
Mastercard Debit Programs
Worldwide less United States	581	17.9%	20.6%	249	27.3%	10,297	32.3%	332	16.1%	3,047	994
United States	249	8.8%	8.8%	199	10.5%	5,063	9.8%	50	2.5%	330	225
Worldwide	830	15.0%	16.8%	447	19.2%	15,361	24.0%	383	14.1%	3,377	1,219

	For the 9 Months Ended September 30, 2019
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$1,431	6.8%	11.2%	$954	10.0%	18,432	19.3%	$477	13.8%	5,054	831
Canada	132	4.2%	7.5%	126	7.7%	2,068	12.4%	5	3.5%	17	62
Europe	1,414	10.5%	18.5%	945	20.1%	28,118	30.4%	470	15.3%	3,410	584
Latin America	328	8.8%	15.9%	213	20.4%	8,143	24.4%	115	8.3%	872	202
Worldwide less United States	3,305	8.4%	14.5%	2,237	14.9%	56,761	25.0%	1,068	13.8%	9,353	1,680
United States	1,431	9.8%	9.8%	1,252	11.0%	22,207	10.2%	179	1.7%	999	465
Worldwide	4,736	8.8%	13.1%	3,490	13.5%	78,968	20.4%	1,246	11.9%	10,352	2,145
Mastercard Credit and Charge Programs
Worldwide less United States	1,667	3.7%	9.9%	1,548	10.2%	28,336	18.3%	119	6.0%	548	686
United States	694	12.3%	12.3%	666	12.5%	7,500	13.8%	28	7.1%	27	240
Worldwide	2,361	6.1%	10.6%	2,214	10.9%	35,836	17.3%	147	6.3%	575	926
Mastercard Debit Programs
Worldwide less United States	1,638	13.7%	19.7%	689	27.0%	28,425	32.5%	949	14.8%	8,805	994
United States	736	7.5%	7.5%	586	9.3%	14,708	8.4%	150	0.8%	972	225
Worldwide	2,374	11.7%	15.6%	1,276	18.2%	43,132	23.2%	1,099	12.7%	9,777	1,219

	For the 3 months ended September 30, 2018
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$447	9.7%	13.0%	$305	13.5%	5,479	20.3%	$142	12.0%	1,557	758
Canada	44	5.8%	10.3%	42	10.4%	651	11.8%	2	9.3%	6	59
Europe	438	10.9%	18.7%	289	22.2%	7,780	29.2%	149	12.4%	1,067	512
Latin America	99	2.1%	16.2%	62	21.4%	2,300	19.2%	37	8.3%	273	176
Worldwide less United States	1,028	9.2%	15.5%	698	17.5%	16,209	23.9%	330	11.7%	2,903	1,504
United States	442	8.7%	8.7%	385	10.7%	6,931	9.7%	57	(3.2)%	337	429
Worldwide	1,470	9.1%	13.4%	1,083	15.0%	23,140	19.3%	387	9.2%	3,241	1,933
Mastercard Credit and Charge Programs
Worldwide less United States	535	5.3%	11.6%	495	12.6%	8,427	15.3%	39	0.5%	182	627
United States	213	7.7%	7.7%	205	9.0%	2,321	8.6%	8	(16.9)%	9	218
Worldwide	748	6.0%	10.5%	700	11.6%	10,748	13.8%	48	(3.1)%	191	845
Mastercard Debit Programs
Worldwide less United States	493	13.8%	20.1%	203	31.2%	7,782	34.7%	290	13.4%	2,722	877
United States	229	9.6%	9.6%	180	12.7%	4,610	10.3%	49	(0.4)%	328	211
Worldwide	722	12.4%	16.6%	382	21.8%	12,391	24.5%	339	11.2%	3,050	1,088

	For the 9 Months ended September 30, 2018
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$1,340	15.1%	13.4%	$909	13.3%	15,450	19.8%	$431	13.6%	4,560	758
Canada	127	11.2%	9.6%	121	9.9%	1,840	11.2%	5	4.2%	18	59
Europe	1,280	20.5%	19.0%	844	22.5%	21,569	29.8%	436	12.9%	3,058	512
Latin America	301	9.2%	16.8%	192	21.8%	6,548	18.0%	110	8.9%	809	176
Worldwide less United States	3,048	16.5%	15.9%	2,065	17.4%	45,406	23.7%	983	12.7%	8,445	1,504
United States	1,304	9.5%	9.5%	1,128	10.8%	20,155	9.8%	175	2.2%	1,005	429
Worldwide	4,352	14.3%	13.9%	3,193	15.0%	65,562	19.1%	1,158	11.0%	9,450	1,933
Mastercard Credit and Charge Programs
Worldwide less United States	1,608	12.7%	12.0%	1,489	13.1%	23,962	15.0%	119	0.3%	532	627
United States	618	8.1%	8.1%	592	8.7%	6,589	7.7%	27	(3.9)%	26	218
Worldwide	2,226	11.4%	10.9%	2,080	11.8%	30,550	13.3%	146	(0.5)%	558	845
Mastercard Debit Programs
Worldwide less United States	1,440	21.0%	20.5%	577	30.4%	21,445	35.1%	864	14.7%	7,913	877
United States	685	10.9%	10.9%	536	13.1%	13,567	10.9%	149	3.4%	979	211
Worldwide	2,126	17.5%	17.2%	1,113	21.5%	35,011	24.6%	1,013	12.8%	8,893	1,088

APMEA = Asia Pacific / Middle East / Africa
Note that the figures in the preceding tables may not sum due to rounding; growth represents change from the comparable year-ago period.
Effective Q1 2018, our operational metrics reflect the impact of the Venezuela deconsolidation.

Mastercard Incorporated - Page 11

Footnote

The tables set forth the gross dollar volume (“GDV”), purchase volume, cash volume and the number of purchase transactions, cash transactions and cards on a regional and global basis for Mastercard™-branded cards. Growth rates over prior periods are provided for volume-based data.

Debit transactions on Maestro® and Cirrus®-branded cards and transactions involving brands other than Mastercard are not included in the preceding tables.

For purposes of the table: GDV represents purchase volume plus cash volume and includes the impact of balance transfers and convenience checks; “purchase volume” means the aggregate dollar amount of purchases made with Mastercard-branded cards for the relevant period; and “cash volume” means the aggregate dollar amount of cash disbursements obtained with Mastercard-branded cards for the relevant period. The number of cards includes virtual cards, which are Mastercard-branded payment accounts that do not generally have physical cards associated with them.

The Mastercard payment product is comprised of credit, charge, debit and prepaid programs, and data relating to each type of program is included in the tables. The tables include information with respect to transactions involving Mastercard-branded cards that are not switched by Mastercard and transactions for which Mastercard does not earn significant revenues.

Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Mastercard volumes are reported. These exchange rates are calculated on a quarterly basis using the average exchange rate for each quarter. Mastercard reports period-over-period rates of change in purchase volume and cash volume on the basis of local currency information, in order to eliminate the impact of changes in the value of foreign currencies against the U.S. dollar in calculating such rates of change.

The data set forth in the GDV, purchase volume, purchase transactions, cash volume and cash transactions columns is provided by Mastercard customers and is subject to verification by Mastercard and partial cross-checking against information provided by Mastercard’s transaction switching systems. The data set forth in the cards columns is provided by Mastercard customers and is subject to certain limited verification by Mastercard. A portion of the data set forth in the cards columns reflects the impact of routine portfolio changes among customers and other practices that may lead to over counting of the underlying data in certain circumstances. All data is subject to revision and amendment by Mastercard or Mastercard’s customers.

Performance information for prior periods can be found in the “Investor Relations” section of the Mastercard website at www.mastercard.com/investor.

Mastercard Incorporated - Page 12

Non-GAAP Reconciliations (QTD)

	Three Months Ended September 30, 2019
	Operating expenses	Operating margin	Other Income (Expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$1,812	59.4%	$(121)	16.9%	$2,108	$2.07
(Gains) losses on equity investments [1]	**	**	100	—%	84	0.08
Non-GAAP	$1,812	59.4%	$(21)	16.8%	$2,191	$2.15

	Three Months Ended September 30, 2018
	Operating expenses	Operating margin	Other Income (Expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$1,611	58.7%	$(23)	16.1%	$1,899	$1.82
Litigation provisions [2]	$(29)	0.8%	**	2.3%	(28)	(0.03)
Tax act [3]	**	**	**	0.7%	(15)	(0.01)
Non-GAAP	$1,582	59.4%	$(23)	19.1%	$1,856	$1.78

	Three Months Ended September 30, 2019 as compared to the Three Months Ended September 30, 2018
	Increase/(Decrease)
	Net revenue	Operating expenses	Operating margin	Effective income tax rate	Net income	Diluted earnings per share
Reported - GAAP	15%	12%	0.8 ppt	0.7 ppt	11%	14%
(Gains) losses on equity investments [1]	**	**	**	—	4%	5%
Litigation provisions [2]	**	2%	(0.8) ppt	(2.3) ppt	2%	2%
Tax act [3]	**	**	**	(0.7) ppt	1%	1%
Non-GAAP	15%	15%	—	(2.3) ppt	18%	21%
Foreign currency [4]	2%	2%	0.1 ppt	0.1 ppt	2%	2%
Non-GAAP - currency-neutral	16%	16%	0.1 ppt	(2.2) ppt	20%	23%
Note: Tables may not sum due to rounding.
** Not applicable
Gains and Losses on Equity Investments
1 For 2019 Mastercard updated its non-GAAP methodology to exclude the impact of gains and losses on the company’s equity investments. Q3’19 net losses of $100 million ($84 million after tax, or $0.08 per diluted share), primarily related to unrealized fair market value adjustments on marketable equity investments. Prior year periods were not restated, as the impact of the change was de minimis.
Third-Quarter Special Items
2 Q3’18 pre-tax charges of $29 million ($22 million after tax, or $0.02 per diluted share) related to litigation settlements with U.K. and Pan-European merchants. Additionally, a $50 million ($0.05 per diluted share) discrete tax benefit related to provisions for legal matters in the United States resulting in a net gain of $28 million after tax, or $0.03 per diluted share.
3 Q3’18 discrete tax benefit of $15 million ($0.01 per diluted share) related to the remeasurement of the company’s net deferred tax asset due to U.S. tax reform.
Other Notes
4 Represents the foreign currency translational and transactional impact.

Mastercard Incorporated - Page 13

Non-GAAP Reconciliations (YTD)

	Nine Months Ended September 30, 2019
	Operating expenses	Operating margin	Other Income (Expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$5,204	58.3%	$(9)	17.1%	$6,018	$5.87
(Gains) losses on equity investments [1]	**	**	(48)	(0.1)%	(32)	(0.03)
Tax act [2]	**	**	**	0.4%	(30)	(0.03)
Non-GAAP	$5,204	58.3%	$(57)	17.4%	$5,956	$5.81

	Nine Months Ended September 30, 2018
	Operating expenses	Operating margin	Other Income (Expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$5,095	54.3%	$(59)	17.2%	$4,960	$4.73
Litigation provisions [3]	(371)	3.3%	**	1.1%	236	0.22
Tax act [4]	**	**	**	0.3%	(15)	(0.01)
Non-GAAP	$4,724	57.6%	$(59)	18.5%	$5,181	$4.94

	Nine Months Ended September 30, 2019 as compared to the Nine Months Ended September 30, 2018
	Increase/(Decrease)
	Net revenue	Operating expenses	Operating margin	Effective income tax rate	Net income	Diluted earnings per share
Reported - GAAP	12%	2%	4.0 ppt	(0.1) ppt	21%	24%
(Gains) losses on equity investments [1]	**	**	**	(0.1) ppt	(1)%	(1)%
Tax act [2,4]	**	**	**	0.2 ppt	—%	—%
Litigation provisions [3]	**	8%	(3.3) ppt	(1.1) ppt	(5)%	(6)%
Non-GAAP	12%	10%	0.7 ppt	(1.2) ppt	15%	18%
Foreign currency [5]	3%	2%	0.3 ppt	0.1 ppt	4%	4%
Non-GAAP - currency-neutral	15%	12%	1.0 ppt	(1.0) ppt	19%	21%
Note: Tables may not sum due to rounding.
** Not applicable
Gains and Losses on Equity Investments
1 For 2019 Mastercard updated its non-GAAP methodology to exclude the impact of gains and losses on the company’s equity investments. Year to date 2019 net gains of $48 million ($32 million after tax, or $0.03 per diluted share), respectively, primarily related to unrealized fair market value adjustments on marketable equity investments. Prior year periods were not restated, as the impact of the change was de minimis.
Year-to-Date Special Items
2 Year to date 2019 net tax benefit of $30 million ($0.03 per diluted share) related to a reduction to the company’s transition tax liability, resulting from final transition tax regulations issued in January 2019.
3 Year to date 2018 pre-tax charges of $371 million ($236 million after tax, or $0.22 per diluted share), include $237 million related to both the U.S. merchant class litigation and the filed and anticipated opt-out U.S. merchant cases and $134 million of settlements with U.K. and Pan- European merchants.
4 Year to date 2018 discrete tax benefit of $15 million ($0.01 per diluted share) related to the remeasurement of the company’s net deferred tax asset due to U.S. tax reform.
Other Notes
5 Represents the foreign currency translational and transactional impact.